Exhibit D
Treasury Corporation Act 1983 No 75
Status Information
Currency of version
Current version for 17 March 2006 to date (accessed 8 April 2009 at 21:31). Legislation on this site is usually updated within 3 working days after a change to the legislation.
Provisions in force
The provisions displayed in this version of the legislation have all commenced. See Historical notes
Responsible Minister

Treasurer
Authorisation: This version of the legislation is compiled and maintained in a database of legislation by the Parliamentary Counsel’s Office and published on the NSW legislation website, and is certified as the form of that legislation that is correct under section 45C of the Interpretation Act 1987.
File last modified 17 March 2006.
Contents
Long title
1 Name of Act
2 Commencement
3 Definitions
4 New South Wales Treasury Corporation
4A Establishment of Board

4AA Functions of Board
4B Appointment of Chief Executive
4C (Repealed)
5 Objects of the Corporation
6 Powers etc of the Corporation
6A Examples of activities in which the Corporation can engage
6B Limitations on powers
7 Obligations of public authorities
8 Powers of public authorities
9 Provision of financial accommodation from Corporation
9A Provision of financial accommodation to councils
9B Special powers of the Corporation
10 Delegation
11 Protection of persons having dealings with the Corporation
11A Corporation not liable for duty
12 Special provision as to finance obtained by the Government for which Corporation is liable
12A Seal of Corporation
13 Regulations
14 Saving
Schedule 1 The Chief Executive
Schedule 2 (Repealed)
Schedule 3 Provisions relating to the members of the Board

Schedule 4 Provisions relating to the procedure of the Board
Historical notes
An Act to constitute the New South Wales Treasury Corporation and to provide for the objects and functions of the Corporation; and for other purposes.
1 Name of Act
This Act may be cited as the Treasury Corporation Act 1983.
2 Commencement
(1)	Sections 1 and 2 shall commence on the date of assent to this Act.

(2)	Except as provided by subsection (1), this Act shall commence on such day as may be appointed by the Governor in respect thereof and as may be notified by proclamation published in the Gazette.
3 Definitions
(1)	In this Act, except in so far as the context or subject-matter otherwise indicates or requires:
Board means the board of directors of the Corporation.
Chairperson means the Chairperson of the Board.
Chief Executive means the Chief Executive of the Corporation appointed under this Act.
Corporation means the New South Wales Treasury Corporation constituted by section 4.

council means a council within the meaning of the Local Government Act 1993, and includes any other local government authority prescribed by the regulations.
Deputy Chairperson means the Deputy Chairperson of the Board.
financial accommodation has the same meaning in relation to the Government or a public authority as it has in the funding Act in relation to an authority.
function includes power and duty.
funding Act means the Public Authorities (Financial Arrangements) Act 1987.
Government means the Crown in right of New South Wales.
public authority means an authority within the meaning of the funding Act, other than the New South Wales Treasury Corporation, and includes a council.
(2)	In this Act, a reference to the performance of a function includes, where the function is a power or duty, a reference to the exercise of the power or performance of the duty.

(3)	Schedule 3 to the funding Act does not, except to the extent (if any) that the Treasurer otherwise directs, apply to or in respect of the Corporation.

(4)	Notes in this Act do not form part of this Act.
4 New South Wales Treasury Corporation
(1)	There is hereby constituted a corporation with the corporate name “New South Wales Treasury Corporation”.

(2)	The policies of the Corporation shall be as determined by the Board.

(3)	The affairs of the Corporation shall be managed by the Chief Executive in accordance with such policies as may be determined by, and such directions as may be given by, the Board.

(4)	Any act, matter or thing done in the name of, or on behalf of, the Corporation by the Chief Executive, or with the authority of the Chief Executive, shall be taken to have been done by the Corporation.

(5)	The Corporation is subject to the control and direction of the Treasurer.

(6)	If the Corporation is of the opinion that compliance with a direction given under subsection (5) is likely to have a significantly adverse effect on the performance by the Corporation of its functions:

(a)	the Corporation may request the Treasurer to review the direction, and

(b)	if the Corporation is of the same opinion after the direction has been reviewed, the Corporation shall include particulars of the direction, and of its opinion as to the effect of compliance with the direction, in its annual report under the Annual Reports (Statutory Bodies) Act 1984.

(7)	A direction given by the Treasurer under subsection (5) does not cease to have effect merely because a request has been made for a review of the direction under subsection (6).

(8)	In the event of an inconsistency between a direction given by the Treasurer and a direction given by the Board, the direction given by the Treasurer prevails to the extent of the inconsistency.

(9)	Any act, matter or thing done by the Chief Executive may not be called into question, by any person transacting any business or otherwise dealing with the Corporation, because of a contravention of any direction under this section.

(10)	The Corporation cannot employ any staff.

Note.	Staff may be employed under Chapter 1A of the Public Sector Employment and Management Act 2002 in the Government Service to enable the Corporation to exercise its functions.
4A Establishment of Board
(1)	There is constituted by this Act a board of directors of the Corporation.

(2)	The Board shall consist of:

(a)	the Secretary of the Treasury, and

(b)	another officer of the Treasury nominated for the time being by the Secretary of the Treasury, and

(c)	the Chief Executive, and

(d)	no more than 2 persons appointed by the Governor, on the recommendation of the Treasurer, to represent the interests of public authorities, and

(e)	no more than 3 other persons appointed by the Governor on the recommendation of the Treasurer.

(3)	The Chairperson of the Board is the Secretary of the Treasury and the Deputy Chairperson of the Board is the officer of the Treasury nominated for the time being by the Secretary of the Treasury for the purposes of subsection (2) (b).

(4)	Schedules 3 and 4 have effect with respect to the members and procedure of the Board.
4AA Functions of Board
The functions of the Board are:
(a)	to determine the policies of, and give directions to the Chief Executive in connection with the management of the affairs of, the Corporation, and

(b)	to determine, with the concurrence of the Treasurer, the remuneration (including travelling and subsistence allowances) that the Chief Executive is entitled to be paid, and

(c)	to perform such other functions as may be conferred or imposed on the Board by or under this or any other Act or law.
4B Appointment of Chief Executive
(1)	The Governor may, on the recommendation of the Treasurer, appoint a person as the Chief Executive of the Corporation.

(2)	Schedule 1 has effect with respect to the Chief Executive.
4C (Repealed)

5 Objects of the Corporation
(1)	The principal object of the Corporation is to provide financial services for or for the benefit of the Government, public authorities and other public bodies.

(2)	The Corporation has such other objects as may be provided for by or under any other Act.
6 Powers etc of the Corporation
The Corporation has, for the purpose of pursuing its objects (both within and outside the State), the same legal capacity, powers and authorities as a company under the Corporations Act 2001 of the Commonwealth.
6A Examples of activities in which the Corporation can engage
(1)	The activities in which the Corporation can engage include the following:

(a)	it can provide the Government, a public authority or any other public body with financial accommodation on such terms and conditions as the Corporation considers appropriate,

(b)	it can act as agent for the Government, a public authority or any other public body in obtaining financial accommodation, effecting a financial adjustment or entering into a joint financing arrangement under the funding Act or any other Act,

(c)	it can appoint and employ a person (including a public authority or other public body) as agent for the purpose of exercising any power of the Corporation,

(d)	it can by agreement with the Government assume any liability incurred by the Government in relation to finance obtained by the Government,

(e)	it can invest funds of or under the control of the Corporation,

(f)	it can require the Government, a public authority or any other public body to pay to the Corporation such fees as the Corporation considers appropriate for the performance of its functions,

(g)	it can assume the responsibility of the Government, a public authority or any other public body for the administration of any matter relating to financial accommodation, financial adjustments or joint financing arrangements,

(h)	it can accept money for investment from the Government and from public authorities and other public bodies,

(i)	it can aggregate or divide, in such manner as it considers appropriate, any funds obtained by it for the purpose of providing financial accommodation to the Government, public authorities and other public bodies,

(j)	it can redeem any securities issued by the Corporation and hold, cancel or re-issue any such securities,

(k)	it can manage the liabilities and assets of the Corporation having regard to current situations and possible eventualities,

(l)	it can carry out, participate in, and give advice concerning, the management of the liabilities and assets of the Government, public authorities and other public bodies,

(m)	it can enter into a contract of guarantee,

(n)	it can do anything that may be necessary or convenient to be done for the purpose of pursuing its objects.

(2)	This section is not to be read as in any way limiting the functions of the Corporation.
6B Limitations on powers
(1)	The Corporation is not to invest funds of or under the control of the Corporation except:

(a)	in the manner authorised by the Public Authorities (Financial Arrangements) Act 1987, or

(b)	if that Act does not confer power on the Corporation to invest the funds concerned, in any other manner approved by the Treasurer.

(2)	The regulations may make provision for or with respect to the manner in which the Corporation is to assume the responsibility of the Government, a public authority or other public body for the administration of any matter relating to financial accommodation obtained.

(3)	The Corporation is not to enter into a contract of guarantee except on such terms and conditions as are approved by the Treasurer.

(4)	The Corporation is not to appoint or employ person (whether or not a public authority or other public body) to act as agent for the purpose of exercising the powers of the Corporation under the funding Act except with the approval of the Treasurer.

(5)	The Corporation is not to act as agent for a public authority or other public body in obtaining financial accommodation under the funding Act or any other Act when the financial accommodation is obtained from the Corporation.
7 Obligations of public authorities
(1)	Where the Corporation assumes the responsibility of a public authority or other public body for the administration of any matter relating to financial accommodation obtained by the public authority or other public body, any payment required to be made under the terms and conditions of which the financial accommodation was provided shall be made by the Corporation to the person entitled thereto and such a payment by the Corporation operates as a discharge of the obligation of the public authority to make the payment to that person.

(2)	A public authority shall keep the Corporation supplied with funds to the extent necessary to provide for the making of payments under subsection (1) on behalf of the public authority as they fall due.

(3)	A failure by a public authority to make a payment in compliance with a condition upon which particular financial accommodation was obtained by it from the Corporation may, if the Treasurer approves, be treated by the Corporation as if it were a like failure in relation to all other current financial accommodation provided to the public authority by the Corporation.
8 Powers of public authorities
Notwithstanding anything in any other Act:
(a)	the Government and any public authority or other public body may deposit money with the Corporation for investment (subject to section 6B (1)), and

(b)	the Government and any public authority or other public body may participate with the Corporation in, or authorise the Corporation to carry out, the management of the liabilities and assets of the Government or of the public authority or other public body, as the case may be, and

(c)	the Government and any public authority or other public body may appoint the Corporation to act as agent for it for any purpose.
9 Provision of financial accommodation from Corporation
* * * * *
Note. Section 10 of the Public Authorities (Financial Arrangements) Act 1987 provides that, subject to subsection (2) of that section, an authority (within the meaning of that Act) must not obtain financial accommodation otherwise than from the Corporation.
9A Provision of financial accommodation to councils
(1)	A council is not required or authorised to obtain financial accommodation from the Corporation during any period unless:

(a)	the council has requested the Corporation to obtain financial accommodation for the council during that period, and

(b)	the Corporation has approved of the request. (2) Any such request must be made by notice in writing to the Corporation.

(3)	Section 22D (Guarantee fee) of the funding Act applies to a council in respect of financial accommodation obtained by the Corporation for the council in the same way as it applies to an authority.

(4)	(Repealed)

(5)	A council that is required to obtain financial accommodation from the Corporation during any period is not prohibited from obtaining additional financial accommodation, otherwise than from the Corporation, during the same period.

(6)	Despite this section, if a council has obtained financial accommodation from the Corporation, the financial accommodation is taken to have been validly obtained, and payments in respect of it are to be made in accordance with the agreement or the purported agreement under which the financial accommodation has been obtained. This is despite any provision of the Local Government Act 1993 or any deficiency in any condition precedent to, or in any procedure in, any deliberation, request, application or decision relating to the financial accommodation.
9B Special powers of the Corporation
(1)	The Corporation has power to impose conditions relating to the provision by it of financial accommodation, the management by it of financial accommodation provided by it and the repayment of financial accommodation provided by it. Such a condition can be imposed before or after the financial accommodation is provided.

(2)	The Corporation has power to replace securities and other like instruments evidencing financial accommodation that have been issued by the Government, a public authority or another public body with securities or other like instruments issued by the Government or the Corporation, subject to the following:

(a)	the Corporation is not authorised to replace securities or other like instruments if the holder objects (in the manner required by the regulations) to the exchange,

(b)	the terms and conditions on which securities and other like instruments can be replaced under this section are the terms and conditions determined by the Treasurer.

(3)	The Corporation is empowered to act on behalf of, or as agent for, the Government in the negotiation, entering into and carrying out of any agreement to obtain finance.

(4)	This section is not to be read as limiting the powers of the Corporation.
10 Delegation
(1)	The Corporation may delegate to a person any of its functions, other than this power of delegation.

(2)	Section 49 of the Interpretation Act 1987 applies to a delegation under this section.
11 Protection of persons having dealings with the Corporation
(1)	The purpose of this section is to give protection to a person having dealings with the Corporation.

(2)	An act of the Corporation is not invalid merely because it is not in pursuance of the objects of the Corporation.

(3)	The performance of a function by the Corporation is not invalid merely because it is performed contrary to a restriction or prohibition imposed by or under this or any other Act.

(4)	A person who has dealings with the Corporation is entitled to make the following assumptions in relation to those dealings:

(a)	that the Corporation has power to have the dealings with the person, (b) that the dealings are in pursuance of the objects of the Corporation, (c) that the Corporation is acting in compliance with this Act and the funding Act.

(5)	No actual or constructive notice that any of those assumptions is incorrect prevents a person from making those assumptions.

(6)	In any proceedings in relation to dealings that a person has with the Corporation, an assertion by the Corporation or any other person (except the person who has those dealings) that an assumption made under this section is incorrect is to be disregarded.
11A Corporation not liable for duty
The Corporation is not liable to pay stamp duty under the Stamp Duties Act 1920 or duty under the Duties Act 1997.
12 Special provision as to finance obtained by the Government for which Corporation is liable
Finance which the Government has obtained and in relation to which the Corporation has agreed to assume liability is not to be carried to the Consolidated Fund.

12A Seal of Corporation
(1)	The Corporation shall have a seal which may be affixed by the Chief Executive or by a person authorised by the Chief Executive to affix the seal either generally or in a particular case or class of cases.

(2)	The Chief Executive or person so authorised shall attest by his or her signature to the fact of the affixing of the seal.

(3)	Every document requiring authentication by the Corporation may be sufficiently authenticated without the seal of the Corporation if it is signed by the Chief Executive or by a person authorised to do so by the Chief Executive.
13 Regulations
(1)	The Governor may make regulations, not inconsistent with this Act, for or with respect to any matter that by this Act is required or permitted to be prescribed or that is necessary or convenient to be prescribed for carrying out or giving effect to this Act.

(2)	A provision of a regulation may:

(a)	apply generally or be limited in its application by reference to specified exceptions or factors,

(b)	apply differently according to different factors of a specified kind, or

(c)	authorise any matter or thing to be from time to time determined, applied or regulated by a specified person, or may do any of those things.
14 Saving
Section 5 of the Treasury Corporation (Amendment) Act 1987 continues in force despite the repeal of that Act by the Statute Law (Miscellaneous Provisions) Act (No 2) 2003.
Schedule 1 The Chief Executive
(Section 4B (2))
1 (Repealed)
2 Acting Chief Executive
(1)	The Governor may, from time to time and on the recommendation of the Treasurer, appoint a person to act in the office of Chief Executive during the illness or absence of the Chief Executive, and the person, while so acting, has all the functions of the Chief Executive and shall be deemed to be the Chief Executive.

(2)	The Governor may, at any time, remove a person so appointed from office.

(2A)	The Chairperson may, in the absence of any appointment of a person under subclause (1), appoint a member of staff of the Corporation to act in the office of the Chief Executive during the illness or absence of the Chief Executive, and the person, while so acting, has all the functions of the Chief Executive and shall be taken to be the Chief Executive.

(2B)	The Chairperson may, at any time, remove a person appointed under subclause (2A) from office.

(2C)	An appointment under subclause (2A) ceases to have effect:

(a)	on the appointment of a person under subclause (1), or

(b)	on the expiration of 3 months after the appointment was made, or

(c)	on the removal of the person from office as acting Chief Executive, whichever first occurs.

(3)	For the purposes of this clause, a vacancy in the office of the Chief Executive shall be regarded as an absence from office of the Chief Executive.
3 Term of office
Subject to this Schedule, a person appointed as Chief Executive shall hold office for such a period (not exceeding 7 years) as may be specified in the person’s instrument of appointment, but is eligible (if otherwise qualified) for re-appointment.
4 Chief Executive to be full-time officer
The Chief Executive shall devote the whole of his or her time to the duties of the office of Chief Executive, except to the extent permitted by this Act or by the Chairperson of the Corporation.
5 Remuneration
The Chief Executive is entitled to be paid such remuneration (including travelling and subsistence allowances) as the Board may, with the concurrence of the Treasurer, determine.
6 Vacancy in office
(1)	The office of a person appointed as Chief Executive becomes vacant if the person:

(a)	dies,

(b)	completes a term of office and is not re-appointed,

(c)	resigns the office by instrument in writing addressed to the Chairperson of the Corporation,

(d)	is removed from office by the Governor under this clause,

(e)	(Repealed)

(f)	is absent from duty for 14 days (whether or not wholly or partly consecutive) in any period of 12 months, except on leave granted by the Chairperson of the Corporation or unless the absence is occasioned by illness or other unavoidable cause,

(g)	becomes bankrupt, applies to take the benefit of any law for the relief of bankrupt or insolvent debtors, compounds with his or her creditors or makes an assignment of his or her remuneration for their benefit,

(h)	becomes a temporary patient or a continued treatment patient within the meaning of the Mental Health Act 1958, a forensic patient within the meaning of the Mental Health Act 1983 or a protected person within the meaning of the Protected Estates Act 1983,

(i)	is convicted in New South Wales of an offence that is punishable by imprisonment for 12 months or more or is convicted elsewhere than in New South Wales of an offence that, if committed in New South Wales, would be an offence so punishable, or

(j)	engages in any paid employment outside the duties of the office of Chief Executive, except with the consent of the Chairperson of the Corporation.

(2)	The Governor may remove the Chief Executive from office for incapacity, incompetence or misbehaviour.

(3)	(Repealed)
7 Filling of vacancy in office
If the office of the Chief Executive becomes vacant, a person shall, subject to this Act, be appointed to fill the vacancy.
8 Public Service Act 1979 not to apply
The Public Service Act 1979 does not apply to the appointment of a person as the Chief Executive and a person is not, as Chief Executive, subject to that Act.
Schedule 2 (Repealed)
Schedule 3 Provisions relating to the members of the Board
(Section 4A (4))
1 Definition
In this Schedule:
appointed member means a person referred to in section 4A (2) (d) or (e).
2 (Repealed)
3 Acting appointed members
(1)	The Governor may, from time to time, appoint a person to act in the office of an appointed member during the illness or absence of the member, and the person, while so acting, has all the functions of the member and shall be taken to be an appointed member.

(2)	A person while acting in the office of an appointed member is entitled to be paid such remuneration (including travelling and subsistence allowances) as the Treasurer may from time to time determine in respect of the person.
4 Term of office of appointed members

Subject to this Schedule, an appointed member shall hold office for such period (not exceeding 5 years) as may be specified in the member’s instrument of appointment, but is eligible (if otherwise qualified) for re-appointment.
5 Remuneration of appointed members
An appointed member is entitled to be paid such remuneration (including travelling and subsistence allowances) as the Treasurer may from time to time determine in respect of the member.
6 Vacancy in office of appointed member
(1)	The office of an appointed member becomes vacant if the member:

(a)	dies, or

(b)	completes a term of office and is not re-appointed, or

(c)	resigns the office by instrument in writing addressed to the Treasurer, or

(d)	is removed from office by the Governor under this clause or under Part 8 of the Public Sector Management Act 1988, or

(e)	(Repealed)

(f)	is absent from 4 consecutive meetings of the Board of which reasonable notice has been given to the member personally or in the ordinary course of post, except on leave granted by the Treasurer or unless, before the expiration of 4 weeks after the last of those meetings, the member is excused by the Treasurer for having been absent from those meetings, or

(g)	becomes bankrupt, applies to take the benefit of any law for the relief of bankrupt or insolvent debtors, compounds with his or her creditors or makes an assignment of his or her remuneration for their benefit, or

(h)	becomes a temporary patient or a continued treatment patient within the meaning of the Mental Health Act 1958, a forensic patient within the meaning of the Mental Health Act 1983 or a protected person within the meaning of the Protected Estates Act 1983, or

(i)	is convicted in New South Wales of an offence that is punishable by imprisonment for 12 months or more or is convicted elsewhere than in New South Wales of an offence that, if committed in New South Wales, would be an offence so punishable.

(2)	The Governor may remove an appointed member from office at any time.

(3)	Without affecting the generality of subclause (2), the Governor may remove from office an appointed member who contravenes clause 8.
7 Filling of vacancy in office of appointed member
If the office of an appointed member becomes vacant, a person may, subject to this Act, be appointed to fill the vacancy.
8 Disclosure of pecuniary interests
(1)	A member who has a direct or indirect pecuniary interest:

(a)	in a matter being considered or about to be considered at a meeting of the Board, or

(b)	in a thing being done or about to be done by the Board, shall, as soon as possible after the relevant facts have come to the member’s knowledge, disclose the nature of the interest at a meeting of the Board.

(2)	A disclosure by a member at a meeting of the Board that the member:

(a)	is a member, or is in the employment, of a specified company or other body, or

(b)	is a partner, or is in the employment, of a specified person, or

(c)	has some other specified interest relating to a specified company or other body or to a specified person, is a sufficient disclosure of the nature of the interest in any matter or thing relating to that company or other body or to that person which may arise after the date of the disclosure.

(3)	The Board shall cause particulars of any disclosure made under this clause to be recorded in a book kept for the purpose and that book shall be open at all reasonable hours to inspection by any person on payment of such fee as may be determined by the Board from time to time.

(4)	After a member has disclosed the nature of an interest in any matter or thing, the member shall not, unless the Treasurer otherwise determines:

(a)	be present during any deliberation of the Board, or take part in any decision of the Board, with respect to that matter, or

(b)	perform any function under this Act with respect to that thing.

(5)	A contravention of this clause does not invalidate any decision of the Board or the performance of any function under this Act.

(6)	A reference in this clause to a meeting of the Board includes a reference to a meeting of a committee of the Board.
9 Effect of certain other Acts
(1)	The Public Sector Management Act 1988 does not apply to the appointment of an appointed member and an appointed member is not, as an appointed member, subject to that Act (except Part 8).

(2)	If by or under any other Act provision is made:

(a)	requiring a person who is the holder of a specified office to devote the whole of his or her time to the duties of that office, or

(b)	prohibiting the person from engaging in employment outside the duties of that office, the provision does not operate to disqualify the person from holding that office and also the office of an appointed member or from accepting and retaining any remuneration payable to the person under this Act as an appointed member.

(3)	The office of an appointed member is not, for the purposes of any Act, an office or place of profit under the Crown.
10 Liability of members etc
No matter or thing done by the Board, any member of the Board or any person acting under the direction of the Board shall, if the matter or thing was done in good faith for the purpose of executing this or any other Act, subject a member of the Board or a person so acting personally to any action, liability, claim or demand.

Schedule 4 Provisions relating to the procedure of the Board
(Section 4A (4))
1 General procedure
The procedure for the calling of meetings of the Board and for the conduct of business at those meetings or otherwise shall, subject to this Act and the regulations, be as determined by the Board.
2 Quorum
The quorum for a meeting of the Board is 3 members, of whom, subject to clause 8 of Schedule 3:
(a)	one must be the Chairperson or the Deputy Chairperson, and

(b)	one must be the Chief Executive.
3 Presiding member
(1)	The Chairperson or, in the absence of the Chairperson, the Deputy Chairperson shall preside at a meeting of the Board.

(2)	The person presiding at a meeting of the Board has a deliberative vote and, in the event of an equality of votes, has a second or casting vote.
4 Voting
A decision supported by a majority of the votes cast at a meeting of the Board at which a quorum is present is the decision of the Board.
5 Transaction of business outside meetings or by telephone etc
(1)	The Board may, if it thinks fit, transact any of its business by the circulation of papers (including facsimile or other transmission) among all the members of the Board for the time being, and a resolution in writing approved in writing by a majority of those members shall be taken to be a decision of the Board.

(2)	The Board may, if it thinks fit, transact any of its business at a meeting at which some or all members are not personally present, but at which the members are able to speak to each other by telephone or other means, and to hear any member when the member speaks, on a matter before the meeting.

(3)	For the purposes of:

(a)	the approval of a resolution under subclause (1), or

(b)	a meeting held in accordance with subclause (2), each member and the Chairperson has the same voting rights as he or she has at an ordinary meeting of the Board.

(4)	A resolution approved under subclause (1) shall, subject to the regulations, be recorded in the minutes of the Board.

6 Minutes
The Board must cause full and accurate minutes to be kept of the proceedings of each meeting of the Board.
Historical notes
The following abbreviations are used in the Historical notes:

Am	amended	LW	legislation website	Sch	Schedule
Cl	clause	No	number	Schs	Schedules
Cll	clauses	p	page	Sec	section
Div	Division	pp	pages	Secs	sections
Divs	Divisions	Reg	Regulation	Subdiv	Subdivision
GG	Government Gazette	Regs	Regulations	Subdivs	subdivisions
Ins	inserted	Rep	repealed	Subst	substituted
Table of amending instruments
Treasury Corporation Act 1983 No 75. Assented to 4.5.1983. Date of commencement, 10.6.1983, sec 2 (2) and GG No 82 of 10.6.1983, p 2571. This Act has been amended as follows:

1987	No 34	Miscellaneous Acts (Public Authorities Financial Arrangements) Amendment Act 1987. Assented to 15.5.1987. Date of commencement of Sch 1, 10.6.1987, sec 2 (2) and GG No 93 of 5.6.1987, p 2690.

	No 48	Statute Law (Miscellaneous Provisions) Act (No 1) 1987. Assented to 28.5.1987. Date of commencement of Sch 32, except as provided by sec 2 (13), 1.9.1987, sec 2 (12) and GG No 136 of 28.8.1987, p 4809.

	No 225	Treasury Corporation (Amendment) Act 1987. Assented to 10.12.1987. A proclamation was published in GG No 196 of 24.12.1987 appointing 18.12.1987 as the date of commencement. Pursuant to sec 23 (5) of the Interpretation Act 1987, the proclamation does not fail merely because it was not published in the Gazette until after the day appointed in the proclamation, but sec 23 (5) provides, in that event, for the Act to commence on the day on which the proclamation was published in the Gazette.

1988	No 79	Treasury Corporation (Amendment) Act 1988. Assented to 23.11.1988. Date of commencement of Sch 1, 9.12.1988, sec 2 and GG No 180 of 9.12.1988, p 6282.

1989	No 180	Treasury Corporation (Amendment) Act 1989. Assented to 14.12.1989. Date of commencement, 12.1.1990, sec 2 and GG No 7 of 12.1.1990, p 170.

1991	No 17	Statute Law (Miscellaneous Provisions) Act 1991. Assented to 3.5.1991. Date of commencement of the provisions of Sch 1 relating to the Treasury Corporation Act 1983, assent, sec 2.

	No 50	Treasury Corporation (Amendment) Act 1991. Assented to 11.12.1991. Date of commencement, 10.1.1992, sec 2 and GG No 5 of 10.1.1992, p 144.

	No 96	Superannuation Administration Act 1991. Assented to 17.12.1991. Date of commencement of Sch 6, 2.3.1992, sec 2 (1) and GG No 20 of 14.2.1992, p 848.

1992	No 34	Statute Law (Miscellaneous Provisions) Act 1992. Assented to 18.5.1992. Date of commencement of the provisions of Sch 1 relating to the Treasury Corporation Act 1983, assent, Sch 1.

	No 113	Treasury Corporation (Amendment) Act 1992. Assented to 8.12.1992.

Date of commencement, 8.1.1993, sec 2 and GG No 1 of 8.1.1993, p 3.

1993	No 108	Statute Law (Miscellaneous Provisions) Act (No 2) 1993. Assented to 2.12.1993. Date of commencement of the provision of Sch 2 relating to the Treasury Corporation Act 1983, 8.1.1993, Sch 2.

1996	No 39	Superannuation Administration Act 1996. Assented to 25.6.1996. Date of commencement, 1.7.1996, sec 2 and GG No 77 of 28.6.1996, p 3290.

1997	No 152	Environmental Planning and Assessment Amendment Act 1997. Assented to 19.12.1997. Date of commencement, 1.7.1998, sec 2 and GG No 101 of 1.7.1998, p 5119.

1999	No 31	Statute Law (Miscellaneous Provisions) Act 1999. Assented to 7.7.1999. Date of commencement of Sch 2.42, assent, sec 2 (2).

	No 94	Crimes Legislation Amendment (Sentencing) Act 1999. Assented to 8.12.1999. Date of commencement of sec 7 and Sch 5, 1.1.2000, sec 2 (1) and GG No 144 of 24.12.1999, p 12184.

2000	No 45	Public Authorities (Financial Arrangements) Amendment Act 2000. Assented to 27.6.2000. Date of commencement, 30.8.2000, sec 2 and GG No 109 of 25.8.2000, p 7904.

2001	No 34	Corporations (Consequential Amendments) Act 2001. Assented to 28.6.2001. Date of commencement of Sch 4.69, 15.7.2001, sec 2 (1) and Commonwealth Gazette No S 285 of 13.7.2001.

2003	No 82	Statute Law (Miscellaneous Provisions) Act (No 2) 2003. Assented to 27.11.2003. Date of commencement of Sch 2.31, assent, sec 2 (2).

2004	No 114	Teaching Services Amendment Act 2004. Assented to 21.12.2004. Date of commencement, 17.1.2005, sec 2 and GG No 7 of 14.1.2005, p 97.

2006	No 2	Public Sector Employment Legislation Amendment Act 2006. Assented to 13.3.2006. Date of commencement, 17.3.2006, sec 2 and GG No 35 of 17.3.2006, p 1378.
Table of amendments

Long title	Am 1991 No 50, Sch 1 (1). Subst 1992 No 113, Sch 1 (6).

Sec 3	Am 1987 No 34, Sch 1; 1987 No 225, Sch 1 (1); 1988 No 79, Sch 1 (1); 1991 No 50, Sch 1 (2); 1992 No 34, Sch 1; 1997 No 152, Sch 4.42 [1]; 2000 No 45, Sch 2.2 [1]—[3].

Sec 4	Am 1987 No 48, Sch 32; 1987 No 225, Sch 1 (2); 1988 No 79, Sch 1 (2); 2006 No 2, Sch 4.76 [1].

Sec 4A	Ins 1987 No 225, Sch 1 (3). Subst 1988 No 79, Sch 1 (3). Am 1989 No 180, Sch 1 (1).

Sec 4AA	Ins 1988 No 79, Sch 1 (3).

Sec 4B	Ins 1987 No 225, Sch 1 (3).

Sec 4C	Ins 1987 No 225, Sch 1 (3). Am 1991 No 96, Sch 6; 1996 No 39, Sch 4. Rep 2006 No 2, Sch 4.76 [2].

Sec 5	Am 1987 No 225, Sch 1 (4); 1988 No 79, Sch 1 (4); 1989 No 180, Sch 1 (2); 1991 No 50, Sch 1 (3); 1992 No 34, Sch 1. Subst 1992 No 113, Sch 1 (1).

Sec 6	Am 1987 No 225, Sch 1 (5); 1991 No 50, Sch 1 (4). Subst 1992 No 113, Sch 1 (1). Am 2001 No 34, Sch 4.69.

Secs 6A, 6B	Ins 1992 No 113, Sch 1 (1).

Sec 7	Am 1992 No 113, Sch 1 (2).

Sec 8	Subst 1988 No 79, Sch 1 (5). Am 1991 No 50, Sch 1 (5); 1992 No 113, Sch 1 (3); 1993 No 108, Sch 2.

Sec 9	Am 1987 No 34, Sch 1; 1987 No 225, Sch 1 (6). Subst 2000 No 45, Sch 2.2 [4].

Sec 9A	Ins 1987 No 225, Sch 1 (7). Am 1988 No 79, Sch 1 (6); 1991 No 50, Sch 1 (6); 1997 No 152, Sch 4.42 [2] [3].

Sec 9B	Ins 1992 No 113, Sch 1 (4).

Sec 10	Subst 1987 No 225, Sch 1 (8).

Sec 11	Rep 1987 No 225, Sch 1 (9). Ins 1992 No 113, Sch 1 (5).

Sec 11A	Ins 1992 No 113, Sch 1 (5). Am 1999 No 31, Sch 2.42.

Sec 12	Rep 1987 No 225, Sch 1 (10). Ins 1992 No 113, Sch 1 (5).

Sec 12A	Ins 1987 No 225, Sch 1 (11).

Sec 14	Ins 2003 No 82, Sch 2.31.

Sch 1	Ins 1987 No 225, Sch 1 (12). Am 1988 No 79, Sch 1 (7); 1991 No 17, Sch 1; 1999 No 94, sec 7 (3) and Sch 5, Part 3.

Sch 2	Ins 1987 No 225, Sch 1 (12). Am 1988 No 79, Sch 1 (8); 1991 No 17, Sch 1; 2004 No 114, Sch 2.24. Rep 2006 No 2, Sch 4.76 [3].

Sch 3	Ins 1988 No 79, Sch 1 (9). Am 1991 No 17, Sch 1; 1999 No 94, sec 7 (2) and Sch 5, Part 2.

Sch 4	Ins 1988 No 79, Sch 1 (9).